C:\WINDOWS\TEMP\0106 Results.doc
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported) August 10, 2001


                          SPALDING HOLDINGS CORPORATION
             (Exact name of registrant as specified in its charter)


                Delaware                     333-14569           59-2439656
       (State or other jurisdiction of     (Commission       (I.R.S. Employer
        Incorporation or Organization)      File Number)     Identification No.)


        425 Meadow Street, Chicopee, Massachusetts                  01013
       (Address of principal executive offices)                  (Zip code)


       Registrant's telephone number, including area code: (413) 536-1200

Item 5. Other Events

Spalding Holdings Corporation issued a press release dated August 3, 2001 to report financial results for the three and six fiscal months ended June 30, 2001 ("2001 First Quarter and 2001 Six Months").

Item 7. Financial Statements and Exhibits

(c)     The following is filed as an Exhibit to this Report

            Exhibit No.     Description of Exhibit
            99.1            Press release announcing 2001 Second Quarter Results

                                   Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.
                                           Spalding Holdings Corporation
                                           (Registrant)

                                           By: /s/  Daniel S. Frey
                                           -----------------------
                                           Daniel Frey
                                           Chief Financial Officer
                                           (an officer and authorized signatory)

Date: August 10, 2001

                                                          Exhibit 99.1
News Release

425 Meadow Street                          Daniel S. Frey
Chicopee, MA  01013                        Chief Financial Officer
(413) 536-1200
                                           SPALDING HOLDINGS CORPORATION
                                           Announces 2001 Second Quarter Results


  Chicopee, Massachusetts, August 3, 2001 - Spalding Holdings Corporation (the "Company"), the parent of Spalding Sports Worldwide, Inc. ("Spalding"), today reported earnings for the second quarter ended June 30, 2001 ("2001 Second Quarter") and the six months ended June 30, 2001 ("2001 Six Months").

  Higher Sales and Income Despite Difficult Business Environment
  --------------------------------------------------------------
  Driven by innovative new products and lower operating costs, Spalding achieved higher net sales and operating income for both the 2001 Second Quarter and 2001 Six Months. These results occurred despite a difficult business environment including a decrease in rounds of golf played, weaker than expected foreign currency rates and increased competition in the golf market.

  Net Sales Increase 8%
  ---------------------
  Spalding's net sales grew 8% to $139.0 million during the 2001 Second Quarter compared to the second quarter ended July 1, 2000 ("2000 Second Quarter"). Excluding the translation impact of weaker foreign currencies, net sales grew 10%. This growth was driven by increases in both the Company's golf and sporting goods product lines. Increased sales of premium golf balls and golf clubs contributed to the increase in the golf product line during the 2001 Second Quarter as compared to the 2000 Second Quarter. Strong consumer response to the new Strata(R) Tour Ultimate(TM) premium golf ball, Ben Hogan(R) Apex Edge(TM) irons and Top-Flite(R) XL 2000(TM) irons drove this increase as compared to the 2000 Second Quarter. In sporting goods, basketball sales achieved significant growth led by sales of the Spalding(R) Infusion(TM) basketball. This innovative new basketball has a built-in micro pump to enable consumers to properly inflate the ball "anytime, anywhere" without the hassle of finding a separate pump and needle.

  The Company's net sales for the 2001 Six Months increased $11.3 million, or 5%, to $247.0 million compared to the six months ended July 1, 2000 ("2000 Six Months"). Excluding the translation impact of weaker foreign currencies, net sales grew 7%.

  Higher Operating Income for the Seventh Consecutive Quarter
  -----------------------------------------------------------
  Income from operations improved for the seventh consecutive quarter as compared to the corresponding quarter of the prior year. The aforementioned increase in net sales and a planned reduction in selling, general and administrative expenses were the key factors responsible for the higher operating income. Operating income reached $22.0 million in the 2001 Second Quarter, up 2% from the 2000 Second Quarter. For the 2001 Six Months, operating income increased 7% to $30.1 million.

  Record Level of Quarterly Net Income
  ------------------------------------
  Net income for the 2001 Second Quarter reached $5.8 million, up 42% from the 2000 Second Quarter. This represents the highest level of net income for any quarter since the Company's reorganization (in which it was separated from Evenflo Company, Inc.) in August 1998. For the 2001 Six Months, the increase in income from operations was offset by an increase in interest expense and currency losses as compared to the prior year, resulting in a net loss of $2.1 million as compared to a net loss of $1.7 million in the 2000 Six Months.

  Adjusted EBITDA Increases 5%
  ----------------------------
  Adjusted EBITDA represents earnings before interest, taxes, depreciation, amortization, extraordinary items, noncash and nonrecurring items and net currency gains/losses. Adjusted EBITDA is included as a basis upon which the Company assesses its financial performance, and certain covenants in the Company's borrowing arrangements are tied to this measure. Adjusted EBITDA was up 5%, to $26.0 million for the 2001 second quarter as compared to $24.8 million for the 2000 second quarter. For the 2001 Six Months, Adjusted EBITDA was up 4% to $38.2 million as compared to $36.9 million for the 2000 Six Months.

  Jim Craigie, Spalding's President & CEO stated, "Spalding's strong second quarter and year-to-date results in a very difficult business environment demonstrate our ability to drive sales growth through innovative technology, while simultaneously lowering operating costs. This two pronged strategy will be the key to Spalding's transformation into one of the premier consumer products companies in the sporting goods industry."

  Liquidity
  ---------
  The Company believes that its existing credit facilities, together with cash generated from operations, will be sufficient to fund the Company's business needs. There can be no assurance, however, that measures implemented by the Company will be successful to the extent necessary for the Company to remain current on its obligations or that the Company will remain in compliance with the covenants in its credit facility. Availability under the Company's U.S. credit facilities was $25.6 million at June 30, 2001.

  Founded in 1876, Spalding is a leading manufacturer and licensor of branded consumer products serving the golf and sporting goods markets under the Spalding(R), Top-Flite(R), Ben Hogan(R), Strata(R), Etonic(R) and Dudley(R) brand names. Headquartered in Chicopee, Massachusetts, Spalding markets a broad range of professional quality recreational and athletic goods, including products used in golf, basketball, softball, volleyball, soccer and football.

  Certain matters discussed in this press release are forward-looking statements based on the Company's current expectations and estimates as to prospective events about which the Company can give no firm assurance. These forward-looking statements are based on management's expectations as of the date hereof, and the Company does not undertake any responsibility to update any of these statements in the future. Actual future performance and results could differ from that contained in or suggested by these forward-looking statements as a result of the factors set forth in filings with the Securities and Exchange Commission. See Spalding Holdings Corporation's cautionary statement relating to forward-looking statements filed with the Securities and Exchange Commission on Form 8-K on November 7, 2000.

                 SPALDING HOLDINGS CORPORATION AND SUBSIDIARIES
                      CONDENSED STATEMENTS OF CONSOLIDATED
                 OPERATIONS For the three and six fiscal months
                      ended June 30, 2001 and July 1, 2000
                          (Dollar amounts in thousands)


                                                                         (Unaudited)                 (Unaudited)
                                                                      Three Months Ended          Six Months Ended
                                                                      ------------------          ----------------

                                                                      June 30,    July 1,         June 30,   July  1,
                                                                       2001        2000            2001       2000
                                                                       ----        ----            ----       ----

Net sales.........................................................   $139,006    $128,648        $246,997   $235,651

   Cost of sales..................................................     71,972      60,006         130,677    113,753
                                                                       ------      ------         -------    -------

Gross profit......................................................     67,034      68,642         116,320    121,898

   Selling, general and administrative expenses...................     47,268      49,965          91,130     98,820
   Royalty income, net............................................     (2,188)     (2,876)         (4,898)    (5,141)
                                                                       ------      ------          ------     ------

Income from operations............................................     21,954      21,553          30,088     28,219

   Interest expense, net..........................................     14,984      14,828          30,875     29,476
   Currency (gain) loss, net......................................       (805)        734           1,875      1,312
                                                                         ----         ---           -----      -----

Income (loss) before income taxes.................................      7,775       5,991          (2,662)    (2,569)

   Income tax expense (benefit)...................................      2,010       1,918            (599)      (905)
                                                                        -----       -----            ----       ----

Net income (loss) ................................................     $5,765      $4,073         $(2,063)   $(1,664)
                                                                       ======      ======         =======    =======
